Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Consumer Portfolio Services, Inc. of our report dated March 12, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2024.

Crowe LLP

Los Angeles, California

December 10, 2025